UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2016

CommissionFile Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-8809	SCANA Corporation (a South Carolina corporation)	57-0784499
1-3375	South Carolina Electric & Gas Company (a South Carolina corporation)	57-0248695
100 SCANA Parkway, Cayce, South Carolina 29033
(803) 217-9000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 40.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Form 8-K is separately furnished by SCANA Corporation and South Carolina Electric & Gas Company. Information contained herein relating to any individual registrant is furnished by such registrant on its own behalf. South Carolina Electric & Gas Company makes no representation as to information relating to SCANA Corporation or its subsidiaries (other than South Carolina Electric & Gas Company and its consolidated affiliates).

Item 7.01    REGULATION FD DISCLOSURE.

On September 1, 2016, SCANA Corporation (the Company) issued the press release attached hereto as Exhibit 99.1. The press release refers to a settlement agreement among South Carolina Electric & Gas Company (SCE&G) and certain other parties related to SCE&G’s new nuclear project.  A link to the settlement agreement has been posted on SCANA’s website at www.scana.com (which is not intended to be an active hyperlink; the information on SCANA’s website is not a part of this report or any other report or document that SCANA or SCE&G files with or furnishes to the United States Securities and Exchange Commission). On SCANA's homepage, there is a yellow box containing links to the Nuclear Development section of the website. The Nuclear Development section contains a yellow box with a link to project news and updates, including the link to the settlement agreement.

Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

Exhibit 99.1    Press release dated September 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. The signature of each registrant shall be deemed to relate only to matters having reference to such registrant and any subsidiaries or consolidated affiliates thereof.

SCANA Corporation
South Carolina Electric & Gas Company
(Registrants)

Date: September 1, 2016	By:	/s/James E. Swan, IV
James E. Swan, IV
Vice President and Controller

EXHIBIT INDEX

Number
99.1         Press release dated September 1, 2016.